STOCKHOLDERS AGREEMENT
                             ----------------------


         This STOCKHOLDERS AGREEMENT (the "Agreement") dated as of April 16, 1999, is by and among each of the stockholders of Triangle Imaging Group, Inc., a Florida corporation (the "Company") listed on the signature page of this Agreement.

                                R E C I T A L S:

         WHEREAS, the capital stock of the Company consists of 50,000,000 shares of common stock, $.001 par value per share ("Common Stock"), and 1,000,000 shares of preferred stock, $1.00 par value per share; and

         WHEREAS, each of the Stockholders (as hereinafter defined) presently owns the number of shares of Common Stock set forth opposite their respective names on Exhibit A attached hereto, which shares when aggregated equals 6,368,454 shares representing 43.5% of the issued and outstanding shares of Common Stock; and

         WHEREAS, a new Board of Directors was recently elected by the stockholders of the Company; and

         WHEREAS, the Stockholders deem it to be in their best interests to provide for consistent and uniform management of the Company; and

         WHEREAS,   the  Stockholders   desire  to  restrict  the  Transfer  (as
hereinafter defined) of the Shares (as hereinafter defined), whether issued and outstanding on the date hereof or issued from time to time hereafter; and

         WHEREAS, the Stockholders desire to evidence their agreement with respect to certain other matters in relation to the Company and their respective holdings of Common Stock.

         NOW, THEREFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS.

           1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the following meanings unless the context otherwise requires:

           "AFFILIATE" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person.

           "BOARD" has the meaning specified in Section 2.1(a).

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           "BUSINESS  DAY" means any day other than a Saturday,  Sunday or other day on which commercial banks are authorized or required by law to close in Fort Lauderdale, FL.

           "COMMON STOCK" has the meaning specified in the recitals.

           "COMPANY" has the meaning specified in the introductory paragraph to this Agreement.

           "COMPANY ACCEPTANCE" has the meaning specified in Section 3.4(b).

           "JOINDER AGREEMENT" has the meaning specified in Section 3.1(b).

           "NOMINATED DIRECTORS" has the meaning specified in Section 2.1(a).

           "NOTICE OF OFFER" has the meaning specified in Section 3.4(a).

           "OFFER PRICE" has the meaning specified in Section 3.4(a).

           "OFFERED SECURITIES" has the meaning specified in Section 3.4(c).

           "PERMITTED TRANSFER" has the meaning specified in Section 3.3.

           "PERSON" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity.

           "REGISTRATION STATEMENT" means any registration statement filed by the Company under the Securities Act that covers any of the securities of the Company, any amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement, other than Registration Statements on Form S-8, or any similar or successor registration statement.

           "RESTRICTED SECURITIES" means the shares of Common Stock and any securities issued by the Company in respect of the shares of Common Stock presently owned or hereafter acquired by a Stockholder.

           "SELLING STOCKHOLDER" has the meaning specified in Section 3.4(a).

           "SHARES" means, with respect to each Stockholder, (i) the shares of Common Stock set forth opposite their respective names on Exhibit A to this Agreement and (ii) any shares of Common Stock acquired following the date hereof.

           "STOCKHOLDERS" means each of the stockholders signatory to this Agreement and each of their respective Transferees.

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           "STOCKHOLDERS  ACCEPTANCE"  has  the  meaning  specified  in  Section
3.4(c).

           "THIRD PARTY TRANSFEREE" has the meaning specified in section 3.4(e).

           "TRANSFER" has the meaning specified in Section 3.1

           "TRANSFEREE" has the meaning specified in Section 3.1

           "UNRESTRICTED SECURITIES" means any Shares held by a Stockholder which were received by such Stockholder in a transaction which was not exempt from the registration requirements of the Securities Act of 1933.

SECTION 2. CORPORATE GOVERNANCE.

           2.1    COMPANY'S BOARD OF DIRECTORS.

                  (a) NUMBER OF DIRECTORS; BOARD REPRESENTATION. During the term of this Agreement, the Company shall be governed by a Board of Directors (the "Board") consisting of not less than three (3) members. The directors shall serve for a period of one year and until their successors are elected at the next annual meeting of the stockholders, or at any special meeting, as the case may be. At any annual or special meeting of stockholders called for the purpose of voting on the election of directors, or by consensual action of stockholders with respect to the election of directors, Harold S. Fischer, the Company's President, shall nominate and recommend to the Stockholders the proposed members of the Board (the "Nominated Directors"). Each of the Stockholders agrees (i) to appear in person or by proxy at any annual or special meeting of stockholders for the purpose of obtaining a quorum (or in lieu thereof grant a proxy to be voted in accordance with Section 2.1(a)(ii) below) and (ii) to vote all voting securities of the Company owned by such Stockholder, either in person or by proxy, at any such meeting of stockholders or by any such consensual action with respect to the election of directors, in favor of the election of the Nominated Directors in accordance with this Section 2.1.

                  (b) BOARD OF DIRECTORS. The Board, as of the date of this Agreement, consists of the following members:

                  Charles D. Winslow                 (Chairman of the Board)
                  Harold S. Fischer
                  J. Alan Lindauer

                  (c) FILLING VACANCIES, ETC. If, at any time during a director's term, a vacancy is created on the Board by the death, removal or resignation of such director, the Stockholders shall cause the remaining directors to meet within ten (10) days after such vacancy occurs for the purpose of approving and appointing a director to fill such vacancy in accordance with the provisions of Section 2.1(a).

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           2.2    CERTAIN  RESTRICTIONS.  No Stockholder  shall grant any proxy, enter into or agree to be bound by any voting trust agreement or arrangement of any kind with respect to any Shares, or enter into any stockholder agreement or arrangement of any kind with respect to any Shares, any of which is inconsistent with the provisions of this Agreement, including, but not limited to, any agreement or arrangement with respect to the voting of shares of Common Stock, nor shall any Stockholder act as a member of a group or in concert with any other Person in connection with the acquisition of Shares in any manner inconsistent with the provisions of this Agreement.

           3.     TRANSFER OF RESTRICTED SECURITIES.

           3.1 LEGEND AND JOINDER AGREEMENT REQUIRED. Except in connection with a Transfer of Shares (i) covered by a Registration Statement, or (ii) pursuant to Rule 144 (or any similar or successor rule, including but not limited to Rule 144A) or a Transfer of Unrestricted Securities in an open market transaction, no stockholder shall sell, assign, pledge, encumber or otherwise transfer Restricted Securities (each a "Transfer") to any Person (all persons acquiring Restricted Securities from a Stockholder in accordance with this Agreement, regardless of the method of transfer, including transfers pursuant to
Section 3.3 or 3.4 hereof shall be collectively referred to as "Transferees" (and individually as a "Transferree"), unless:

                  (a) such  Restricted  Securities  bear  legends as provided in
Section 5;

                  (b) such Transferee shall have executed and delivered to the Company, as a condition to its acquisition of Restricted Securities, a Joinder Agreement substantially in the form of Exhibit B (or other document approved by the Company) (a "Joinder Agreement") confirming that such Transferee takes the Restricted Securities subject to all of the terms and conditions of this Agreement; and

                  (c) such Stockholder first complies with the terms and conditions of this Agreement.

           3.2    TRANSFER RESTRICTIONS.

                  (a) Any attempt to Transfer any Restricted Securities not in accordance with the Agreement shall be null and void and neither the Company as the issuer nor any transfer agent of such securities shall give any effect to such attempted Transfer or encumbrance on its records.

                  (b) No Stockholder shall Transfer any Restricted Securities at any time if such action would constitute a violation of any federal or state securities or blue sky laws or a breach of the conditions to any exemption from registration of Restricted Securities under any such laws or a breach of any undertaking or agreement of such Stockholder entered into pursuant to such laws or in connection with obtaining an exemption thereunder. Each Stockholder agrees that any Restricted Securities held by or issued to or to be purchased by such Stockholder shall bear appropriate legends restricting the sale or other transfer of such Restricted Securities, in accordance with applicable federal and state securities or blue sky laws.

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           3.3    PERMITTED   TRANSFERS.    Notwithstanding   the   requirements
contained in Section 3.4, none of the restrictions or provisions contained in this Agreement with respect to Transfers of Restricted Securities shall apply with respect to any Transfer (i) to the spouse or issue of such Stockholder,
(ii) to a trust or custodial account for the sole benefit of such Stockholder or the spouse or issue of such Stockholder, (iii) to the personal representative of a Stockholder for the purpose of administration of such Stockholder's estate or upon the incompetency of such Stockholder for the purpose of the protection and management of such Stockholder's assets, (iv) between Stockholders and the Company or the Company's designee (subsections i through iv are collectively referred to as "Permitted Transfers") or (v) which is not pursuant to Rule 144 (or any similar or successor rule) or any other exemption to the registration requirements of the Securities Act of 1933, as amended. Not less than three (3) days following a Permitted Transfer, a Stockholder effecting such Transfer shall notify the Company as to the date of the sale, the number of Shares sold, and in the event of a private transaction, the name of the Purchaser.

           3.4    RIGHT OF FIRST OFFER.

                  (a) Except for Permitted Transfers, a Stockholder desiring to sell or otherwise transfer Restricted Securities (a "Selling Stockholder") shall first deliver written notice to the Company and each of the Stockholders (the "Notice of Offer") which Notice of Offer shall specify (i) the type and number of Restricted Securities owned by the Selling Stockholder which such Selling Stockholder wishes to sell (the "Offered Securities"); (ii) the proposed cash purchase price for each type of Restricted Security constituting the Offered Securities (the "Offer Price"); and (iii) all other terms and conditions of such offer. The Notice of Offer shall constitute an irrevocable offer by the Selling Stockholder to sell to the Company (its designee) or the Stockholders, as the case may be, the Offered Securities at the Offer Price.

                  (b) Within ten (10) days following its receipt of the Notice of Offer, the Company shall notify the Selling Stockholder as to the number and type of the Offered Securities that the Company (or its designee) is electing to purchase (such notification shall be referred to hereinafter as the "Company Acceptance"). The election to purchase the Offered Securities shall be made on behalf of the Company by those members of the Board who are not Affiliates of the Selling Stockholder. The Company Acceptance shall be deemed to be an irrevocable commitment to the purchase from the Selling Stockholder the number of the Offered Securities which the Company or its designee has elected to purchase pursuant to the Company Acceptance.

                  (c) Within ten (10) days following its receipt of the Notice of Offer, each Stockholder shall notify the Selling Stockholder as to the type and number of Offered Securities, if any, that it is electing to purchase (such notification is hereinafter referred to as the "Stockholders Acceptance"). If the Company does not receive a Stockholder's Acceptance from any of the other Stockholders within such ten (10) day period, such Stockholders who did not deliver a Stockholder's Acceptance shall be deemed to have declined to purchase any of the Offered Securities. A Stockholder's Acceptance shall be deemed to be an irrevocable commitment to purchase from the Selling Stockholder the number of Offered Securities which such Stockholder has elected to purchase pursuant to its Stockholder's Acceptance, subject to the allocation of Offered Securities among Stockholders accepting the Notice of Offer as hereinafter

                                     - 5 -

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provided.  If the Company and the Stockholders have elected to purchase a number of Offered Securities that in the aggregate exceeds the total number of Offered Securities, the Company or its designee shall be entitled to purchase the number of Offered Securities contained in the Company Acceptance and each such Stockholder shall be entitled to purchase a percentage of the remaining Offered Securities determined by dividing the number of Shares owned by such Stockholder by the total number of Shares held by all such Stockholders who have elected to purchase Offered Securities.

                  (d) Subject to paragraph (e) of this Section 3.4, if the Company or its designee or any Stockholder elects to purchase any Offered Securities, such Offered Securities shall be delivered, and the transaction closed, within twenty (20) days after the expiration of the ten (10) day period provided in Section 3.4(c).

                  (e) If,  at the end of the 10 (ten)  day  period  provided  in
Section 3.4(c), the Company or its designee and the Stockholders have not elected to purchase all of the Offered Securities, the Selling Stockholder (i) shall be under no obligation to sell any of the Offered Securities to the Company or its designee or any Stockholder, unless the Selling Stockholder so elects, and (ii) may, within a period of ninety (90) days from the date of the Notice of Offer, if applicable, sell the Offered Securities to one or more third parties (each a "Third Party Transferee"), for cash at a price per share not less than the Offer Price and on such other terms and conditions as are no more favorable to the proposed Third Party Transferee than those specified in the Notice of Offer.

           3.5 MERGER TRANSACTIONS. In the event that the Company shall have entered into any agreement of merger to merge with or into any other corporation (including, without limitation, any merger effected for the purpose of changing the Company's state of incorporation), Sections 3.1 through 3.4 of this Agreement shall not be applicable in connection with the consummation of such merger; provided, however, that the Stockholders and any securities received by the Stockholders in such transaction shall be subject to the restrictions the terms, conditions, covenants and restrictions contained in this Agreement.

Section 4.        REPRESENTATIONS AND WARRANTIES.

                  Each of the Stockholders hereby represents and warrants to the other Stockholders as follows:

                           (i) such  Stockholder has full power and authority to
execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby without the consent, concurrence or joinder of any other Person (except for any such consent, concurrence or joinder that has been obtained and a copy of which has been delivered to the Company);

                           (ii) the execution, delivery, and performance by such
Stockholder of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder;

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

                           (iii)  this  Agreement  has  been  duly  and  validly
executed and delivered by such Stockholder and constitutes a binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms; and

                           (iv) the execution,  delivery and performance by such
Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby will not (with or without the giving of notice or the lapse of time, or both) (A) violate any provision of law, statute, rule or regulation to which such Stockholder is subject, (B) violate any order, judgment, or decree applicable to such Stockholder or its properties or assets, or (C) conflict with, or result in a breach or default under, any agreement or other instrument to which such Stockholder is a party or by which such Stockholder or its properties or assets is bound.

Section 5.        LEGEND.

         Each of the Stockholders agrees that each outstanding certificate representing Restricted Securities shall be endorsed with legends substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR UNLESS IN THE OPINION OF COUNSEL TO THE COMPANY SUCH TRANSFER IS EXEMPT FROM APPLICABLE REGISTRATION REQUIREMENTS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN A STOCKHOLDERS AGREEMENT DATED AS OF APRIL 16, 1999, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY OR FROM THE HOLDER OF THIS CERTIFICATE. TRANSFER OF SUCH SHARES WILL NOT BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

         A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company.

Section 6.        INVOLUNTARY TRANSFER OF RESTRICTED SECURITIES.

           6.1. CERTAIN INVOLUNTARY TRANSFERS; SELLER'S NOTICE. In the event that a Stockholder shall involuntarily transfer, directly or indirectly, any or all of his, her or its Restricted Securities (other than in the event of death or disability), such Stockholder shall give written notice within five (5) days of such involuntary transfer (the "Seller's Notice") to the Company and the Stockholders, with a copy to the transferee thereof (the "Transferee"), stating the fact that the involuntary transfer occurred, the reasons therefor, the date of the transfer, the name and address of the Transferee and the type and number of Restricted Securities acquired by the Transferee (the "Involuntarily Transferred Shares").

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           6.2.   RIGHT TO REPURCHASE.  For a period of sixty (60) days from the date of receipt of the Seller's Notice or, failing receipt of such notice, sixty
(60) days from the date the Company sends written notice to the Transferee that the transfer is deemed to be an involuntary transfer subject to repurchase under this Section 6, the Company and the Stockholders shall have the irrevocable and exclusive option to purchase all of the Involuntarily Transferred Shares, exercisable in the same order of priority, proportion and manner as provided in
Section 3.4, and the provisions of Section 3.4, shall be followed in their entirety except that the purchase price shall be as provided in Section 6.3.

           6.3. PURCHASE PRICE. The purchase price for Restricted Securities purchased pursuant to Section 6.2 shall be equal to the lesser of (a) the price which the Transferee paid for the Involuntarily Transferred Shares, and (b) the price which the Stockholders originally paid for the Involuntarily Transferred Shares.

Section 7.        HOLDBACK AGREEMENT.

           7.1. RESTRICTIONS ON PUBLIC SALE BY STOCKHOLDER OF RESTRICTED SECURITIES.

                  Each of the Stockholders agree that with respect to any Registration Statement that the Company may file (other than on Form S-8) such Stockholder will not sell any equity securities of the Company (whether or not such securities are Restricted Securities, and however acquired), other than securities, if any, of such Stockholder included in such Registration Statement or securities sold pursuant to Rule 144, during the period commencing five (5) days before and ending on the last date upon which such Stockholder is prohibited from effecting any such sale pursuant to any agreement entered into by and among such Stockholder, the Company and one or more of the underwriters with respect to such offering.

Section 8.        MISCELLANEOUS.

           8.1 SURVIVAL OF TERMS. All representations, warranties and covenants contained in this Agreement or in any certificates or other instruments delivered by or on behalf of the parties hereto shall be continuous and survive the execution of this Agreement.

           8.2 ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement among the parties hereto with respect to the transactions contemplated herein, supersedes all prior written agreements and negotiations and oral understandings, if any, and may not be amended, supplemented or discharged except by an instrument in writing signed by Stockholders holding the number of shares constituting a majority of the shares held by the Stockholders.

           8.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard the to conflict of laws provisions thereof.

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           8.4    ASSIGNMENT.  This Agreement  shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of any assignee, subject to the terms and conditions hereof.

           8.5 NO WAIVER. Any waiver by either party to this Agreement of any provision of this Agreement shall not be construed as a waiver of any other provision of this Agreement, nor shall such waiver be construed as a waiver of such provision respecting any future event or circumstance.

           8.6 NOTICES. Notices hereunder shall be given only by personal delivery, registered or certified mail, return receipt requested, overnight courier service, or telex, telegram, facsimile or other form of electronic mail and shall be deemed transmitted when personally delivered or deposited in the mail or delivered to a courier service or a carrier for electronic transmittal or electronically transmitted by facsimile (as the case may be), postage or charges prepaid, and properly addressed to the particular party to whom the notice is to be sent. Unless and until changed by notice given as provided herein, notices shall be sent to the Stockholders at their respective addresses set forth on the signature page attached hereto.

           8.7 INJUNCTIVE RELIEF. It is acknowledged that it will be impossible to measure in dollar amounts the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Any such party shall, therefore, be entitled to injunctive relief, including specific performance, to ensure the performance of such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

           8.8 COUNTERPARTS. This agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           8.9 VARIATIONS IN PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the antecedent person or persons or entity or entities may require.

           8.10   HEADINGS.   The  headings  used  in  this  Agreement  are  for
convenience only and shall not by themselves determine the interpretation, construction or meaning of this Agreement.

           8.11 BINDING EFFECT. This Agreement, the Exhibits and all certificates or other instruments delivered by or on behalf of the parties hereto, constitute and contain the entire agreement of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, understandings and agreements between the parties with respect hereto.

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           8.12   TERM. This Agreement shall terminate on the earlier of (a) the date on which Harold S. Fischer is no longer the senior most executive responsible for managing the day-to-day activities of the Company (excluding any senior officer who may be suspended from actively discharging his duties) or (b) the date which is three (3) years following the date hereof.

           IN WITNESS WHEREOF, each of the Stockholders has caused this Agreement to be executed as of the day and year first above written.




STOCKHOLDERS:


_____________________________________      _____________________________________
Name:                                      Name:
Address:                                   Address:

_____________________________________      _____________________________________
Name:                                      Name:
Address:                                   Address:

_____________________________________      _____________________________________
Name:                                      Name:
Address:                                   Address:


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                                                                       EXHIBIT A

                                  STOCKHOLDERS



                                NUMBER OF SHARES
NAME                            OF COMMON STOCK
----                            ---------------

                                                                       EXHIBIT B
                                JOINDER AGREEMENT

                     Relating to the Stockholders Agreement

         WHEREAS, the undersigned is acquiring simultaneously with the execution of this Agreement __________ shares of Common Stock, par value $.001 per share (the "Securities"), of Triangle Imaging Group, Inc., a Florida corporation (the "Company"), from the Company or an existing holder of Securities; and

         WHEREAS, as a condition to the acquisition of the Securities, the undersigned has agreed to join in a certain stockholders agreement (the "Stockholders Agreement") dated as of April 16, 1999 by and among the persons listed on the signature page thereto, as the same may have been amended from time to time; and

         WHEREAS, the undersigned understands that the execution of this Agreement is a condition precedent to the acquisition of the Securities;

         NOW, THEREFORE, as an inducement to the Company, or the holder of the Securities from whom the undersigned is acquiring the Securities, to transfer the Securities to the undersigned, the undersigned agrees as follows:

         1. The undersigned hereby joins in the Stockholders Agreement and agrees to be bound by all of the terms and provisions thereof.

         2. Any notice to be given to the undersigned pursuant to Section 8.6 of
the  Stockholders   Agreement   should  be  given  at  the  following   address:
_______________________________________________________________.

         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of this ____ day of __________________, 199__.



                                        -------------------------
                                        Name: